Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-198038, 333-181199, 333-174195, 333-159063, 333-124489, 333-59634, 333-50901, 333-42545, 333-14419 and 033-53353) of Rogers Corporation of our report dated February 21, 2017 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
February 21, 2017